Exhibit 10.10

SG8 Collaboration Agreement

THIS SG8 COLLABORATION AGREEMENT (“Agreement”) is entered into as of July 5, 2014 between Sanken Electric Co., Ltd., located at 3-6-3 Kitano Niiza-Shi, Saitama-Ken, Japan 352-8666 (“Sanken”), Polar Semiconductor, LLC, located at 2800 East Old Shakopee Road, Bloomington, MN 55425 (“Polar”), and Allegro MicroSystems, LLC, located at 115 Northeast Cutoff, Worcester, MA 01615 (“Allegro”). Sanken, Polar, and Allegro may hereinafter be referred to individually as “Party” or collectively as “Parties”

WHEREAS, the Parties wish to collaborate for the development of a new technology known to them as SG8, and wish to set forth the terms of their collaboration;

WHEREAS, Allegro has entered into 0.18 µm BCD Development Addendum to UMC Foundry Agreement (the “Addendum”) with UMC Group (USA), providing for services by that company and its affiliate United Microelectronics Corporation (collectively, “UMC”), to assist Allegro with the development of SG8 technology; and

WHEREAS, a copy of the Addendum is attached as Exhibit A to this Agreement.

NOW, THEREFORE, Sanken and Allegro agree as follows:

1.    Allegro, Sanken, and Polar shall establish a joint technology development team for the purpose of the development of SG8.

2.    Allegro and Sanken shall be equally responsible for the costs of developing SG8, including, but not limited to:

a)	the non-recurring engineering charge of $[XXX] and any other costs paid by Allegro to UMC, pursuant to the Addendum;

b)	the cost of reticles and mask sets contemplated in Appendix A to the Addendum;

c)

the costs associated with the development of high density, non-volatile memory (HD-NVM), including those costs associated with a third party engineering services agreement, if deemed necessary, and agreed upon in writing, by the Parties (“third party HD-NVM Development Agreement”) and the cost of reticles and mask sets associated with HD-NVM test chips; and

d)	such other costs as may be incurred by Allegro in connection with development of SG8.

3.    Allegro will invoice Sanken for 50% of the incurred costs, and Sanken will make payment to Allegro with thirty (30) days of invoice in US Dollars.

4.    Intellectual property rights (“IP”) for the SG8 technology that: (a) Allegro acquires pursuant to the Addendum, or (b) acquired by Allegro and/or Sanken pursuant to a third party HD-NVM Development Agreement, or (c) pursuant to Allegro and/or Sanken and/or PSL efforts on the base process technology will be owned as follows:

a)	IP relating to magnetic sensors will be solely owned by Allegro.

b)	All other IP will be jointly owned by Sanken and Allegro.

PSL will have the nonexclusive right to manufacture the SG8 technology, including HD-NVM, solely for Allegro and Sanken.

5.    Any additional third-party work and resulting deliverables outside of the Addendum that are deemed necessary by a Party in order to refine or exploit SG8 will be the sole responsibility of that Party, unless the Parties agree to share the cost thereof.

6.    Allegro will assume responsibility for communications with UMC pursuant to the Addendum, and will work with Sanken to ensure that Sanken’s requirements are included in such communications.

7.    There shall be no liability by either Party to the other in the event that the development of SG8 is unsuccessful or the implementation of SG8 in commercial situations is unsuccessful.

8.    Allegro agrees not to terminate or materially alter the Addendum without consultation with and concurrence of Sanken.

9.    In the event that the teams working directly on the engagement cannot agree on a decision, the decision will be escalated to be agreed to Allegro’s Senior Vice President of Business Development and Sanken’s Vice President of Engineering or such equivalent positions.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth in the first paragraph above.

Sanken Electric Co., Ltd.		Allegro MicroSystems, LLC		Polar Semiconductor, LLC

By:	/s/ [Illegible]	By:	/s/ [Illegible]	By:	/s/ [Illegible]
Title:	Director	Title:	SVP	Title:	COO